Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Announces Kirk Manz to Depart in December 2017 and

Andrew McWilliams to Succeed as Chief Financial Officer

BRENTWOOD, Tenn. – (November 9, 2017) AAC Holdings, Inc. (NYSE: AAC) announced that Kirk R. Manz, the company’s Chief Financial Officer, will resign as Chief Financial Officer effective December 31, 2017. Mr. Manz has served as the company’s Chief Financial Officer since joining AAC in January 2012, after serving the company as an independent consultant in 2011. Andrew McWilliams, who currently serves as the company’s Chief Accounting Officer, will be appointed Chief Financial Officer immediately following Manz’s departure.

After over a 15-year career with Ernst & Young LLP, Mr. McWilliams joined AAC in August 2014 to assist with the company’s initial public offering and to build a public company accounting and finance department. During his tenure with Ernst & Young, Mr. McWilliams served multiple healthcare clients and also gained experience across a variety of corporate transactions, including debt financings and public equity offerings, as well as and mergers and acquisitions.

Commenting on the announcement, Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc., said, “Over his seven-year involvement, Kirk has been instrumental in helping AAC grow from $10 million in revenue to over $300 million in revenue in the trailing twelve months ended September 30, 2017. Kirk also played a pivotal role in securing the AdCare acquisition which we currently anticipate will add an additional $50 million in annual revenue. I am grateful to Kirk for his significant contributions, and I am proud of all that we have accomplished together since we started on this journey back in 2011. Kirk’s business and financial expertise has been critical to our strategic initiatives, M&A activity and capital funding. He has guided us through nine residential and outpatient real estate projects totaling $125 million, nine acquisitions totaling $250 million, and over $700 million in financial transactions, including our public offering in 2014. AAC has relied on Kirk’s business knowledge, integrity and hard work, and he will leave AAC well-positioned to build on our accomplishments in the future. I wish Kirk the very best in his future endeavors and, on behalf of our Board and everyone at AAC, we thank him for his outstanding service.”

Mr. Cartwright added, “I am very pleased that Andrew McWilliams will transition into the role of CFO upon Kirk’s departure. Since joining our organization in 2014, Andrew has built an exceptional accounting and finance department and has played a critical role in managing the day-to-day financial responsibilities of AAC. Andrew will continue to work closely with Kirk to ensure a smooth transition of responsibilities. I am highly confident in Andrew’s ability to help AAC achieve our strategic and financial objectives going forward. We are off to a solid start in the fourth quarter of 2017. We also continue to reiterate our 2017 guidance previously issued on November 1, 2017.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “AAC Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of AAC Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) an increase in our provision for doubtful accounts based on the aging of receivables; (v) our failure to successfully achieve growth through acquisitions and de novo projects; (vi) uncertainties regarding the timing of the closing of acquisitions, including the acquisition of AdCare, Inc. (“AdCare”); (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition, including the AdCare acquisition; (viii) our failure to achieve anticipated financial results from contemplated and prior acquisitions; (ix) a disruption in our ability to perform clinical diagnostic laboratory services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (xi) a disruption in our business and reputation and potential economic consequences with the civil securities claims brought by shareholders; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to integrate newly acquired facilities; and (xiv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.